EXHIBIT 21


            COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2001


         At December 31, 2001, the Registrant had the following 100% owned subsidiaries:

                  Cousins, Inc.; subsidiary includes Cousins/Daniel, LLC* Cousins Austin GP, Inc.
                  Cousins Austin, Inc.
                  Cousins/Cerritos I, LLC
                  Cousins Texas GP Inc.
                  Cousins Texas Inc.
                  Cousins Properties Texas LP
                  Presidential MarketCenter LLC

         At December 31, 2001, the financial statements of the following entities were consolidated with those of the Registrant in the Consolidated Financial Statements incorporated herein:

                  Cousins/Myers Second Street Partners, L.L.C.*
                  Cousins/Myers II, LLC*
                  Cousins Real Estate Corporation and subsidiaries (100% of
                     non-voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins
                     MarketCenters, Inc., New Land Realty, LLC, Cedar Grove Lakes, LLC and Cousins Real Estate Development, Inc. (each 100% owned by Cousins Real Estate Corporation)
                  CP Venture Three LLC (88.50% owned by Registrant and 11.50%
                     owned by Prudential) CREC II Inc. and subsidiaries (100% of non-voting common stock and 100% of preferred stock owned by Registrant); subsidiaries include Cousins Properties Services Inc., Cousins Properties Services LP and CS Texas Inc.
                  Perimeter  Expo  Associates,  L.P. (90%  owned  by  Registrant and 10%  owned  by  Cousins MarketCenters, Inc.)
                  Rocky Creek Properties, Inc. (75% owned by Registrant)





  *Minority member receives a portion of residual cash flow and capital proceeds after a preferred return to Registrant.


         At December 31, 2001, the Registrant and its consolidated entities had the following significant unconsolidated subsidiaries which were not 100% owned:

                  285 Venture, LLC (50% owned by Registrant) Brad Cous Golf Venture, Ltd. (50% owned by Registrant) CC-JM II Associates (50% owned by Registrant) Charlotte Gateway Village, LLC (50% owned by Registrant) C-H Associates, Ltd. (49% owned by Cousins Real Estate Corporation) C-H Leasing Associates (50% owned by Cousins Real Estate Corporation) C-H Management Associates (50% owned by Cousins Real Estate Corporation) Cousins LORET Venture, L.L.C. (50% owned by Registrant) CPI/FSP I, L.P. (50% owned by Registrant) CP Venture LLC (50% owned by Registrant) CP Venture Two LLC (11.50% owned by Registrant) Crawford Long - CPI, LLC (50% owned by Registrant) CSC Associates, L.P. (50% owned by Registrant) Green Valley Associates II (50% owned by Registrant)
                  MC Dusseldorf  Holding B.V. (10% voting interest owned by
                      Registrant and 40% voting interest owned by Cousins Real Estate Corporation)
                  Ten Peachtree Place Associates (50% owned by Registrant)
                  Temco Associates (50% owned by Cousins Real Estate
                      Corporation)
                  Wildwood Associates (50% owned by Registrant)